                       CLEARPOINT BUSINESS RESOURCES, INC.
                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT (THIS "AGREEMENT"), dated as of ___________, 2006 by and between ClearPoint Business Resources, Inc., a Delaware corporation located at
1600 Manor Drive, Suite 110, Chalfont, PA 18914 (the "Company"), and Michael D.
Traina of 2 Mercer Gate Drive, Doylestown, PA (the "Executive").

                                   BACKGROUND

      The Company desires to employ Executive and Executive desires to be employed by the Company, all upon the terms and conditions provided herein.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, intending to be legally bound, the parties to this Agreement hereby agree as follows:

      1.    Employment and Duties. The Company shall employ Executive, and
Executive hereby accepts such employment, as Chief Executive Officer of the
Company during the term of employment set forth in Section 2. Executive shall have responsibility for the day-to-day business and affairs of the Company subject to the direction of the Company's Board of Directors (the "Board"), and
such other responsibilities and duties, consistent with his position and expertise, as may from time to time be reasonably prescribed by the Board.
Executive shall devote his full time, energy, skill and best efforts to the business and affairs of the Company and its subsidiaries. Executive agrees to serve and Company agrees to ensure that Executive is elected during the Term (as defined below) as a director of the Company. Without effecting the foregoing, the Company agrees that, with the prior approval of the Board, Executive may also serve as a director of any other company except a competitor of the
Company. Executive acknowledges and agrees that he shall observe and comply with all of the Company's reasonable policies.

      2.    Term. The term of employment under this Agreement shall be a period commencing on the date hereof and ending on ______________, 2009 ("Initial
Term"), unless further extended or sooner terminated in accordance with the other provisions hereof (which initial three year period and extended periods described below shall be referred to as the "Term"). On the expiration of the
Initial Term and on each anniversary thereafter, the Term shall, subject to the following sentence, be automatically extended for one year. The Company or
Executive may elect to terminate any automatic extension of the Term set forth in this Section 2 by giving written notice of such election to the other at least six months prior to any anniversary date.

      3.    Compensation and Benefits.

            3.1   Salary. The Company shall pay to Executive as his compensation for services rendered hereunder a base salary of not less than $300,000 per year
(which base salary as increased from time to time pursuant to this Section 3.1 shall be referred to as the "Salary"), payable in accordance with the Company's normal payroll practices for Executive officers. The Company shall deduct or cause to be deducted from the Salary all taxes and amounts required by law to be withheld. The Salary shall be reviewed by the Board periodically in accordance with the Company's normal compensation review practices for executive officers;
provided that the Salary shall be subject to reasonable review at such times as shall be determined by the Board with such determination being made no less frequently than annually; provided further that such review shall include at a minimum appropriate cost of living increases.

            3.2   Benefits. During the Term, subject to the other provisions of this Agreement, Executive shall be entitled to participate and shall be included in any benefit plan of the Company currently available to executive officers (or otherwise approved by the Board) to the extent Executive is eligible under the general provisions thereof ("Generally Available Benefits"). Without limiting the generality of the foregoing, Executive shall be entitled to:

                  3.2.1   Reimbursement of Expenses. Executive is authorized to
incur ordinary, necessary and reasonable expenses in the course of Company's business. The Company shall reimburse Executive for such expenses upon presentation by the Executive of an itemized account of such expenditures in a manner prescribed by the Company, unless such expenses have been paid directly by the Company. In addition, Executive shall be entitled to be reimbursed for the following: (i) cellular phone expenses; (ii) lease of an automobile (up to
$1,000 per month) and all expenses related thereto including fuel, maintenance and insurance; and (iii) supplemental health life or disability related expenses.

                  3.2.2   Health, Life and Disability. Executive shall be
entitled to receive, at the Company's expense, health insurance which includes coverage for Executive and his immediate family. The Company will maintain for the Term a term life insurance policy in the amount currently in effect, the beneficiary of which will be named by Executive. Executive shall also be entitled to receive long-term disability insurance as provided and paid for by the Company.

            3.3   Bonus. Executive shall be entitled to a bonus to be determined by

the Board and the Compensation Committee of the Board.

            3.4   Options. Board of Directors will consider the issuance of
options to Executive under the Company's Stock Option Plan at least annually.

      4.    Termination.

            4.1   Notice of Termination. Any termination by the Company or by
Executive, other than due to Executive's death, shall be communicated by written
Notice of Termination to the other party. As used in this Agreement, (a) "Notice of Termination" means a written notice specifying the termination provision in this Agreement relied upon and (b) "Date of Termination" means the date of death or the date specified in the Notice of Termination, as the case may be.

            4.2   Grounds for Termination.

                  4.2.1   Termination  upon  Death.  Executive's  employment
with the Company and all of his rights to Compensation and Benefits hereunder shall automatically terminate upon his death, except that his heirs, personal representatives or estate (as the case may be) shall be entitled to (i) any unpaid portion of his Salary and Benefits up to the Date of Termination and (ii)
any approved but unpaid bonus payments, if any, with respect to the Company's fiscal year in which the Date of Termination occurs (the "Current Fiscal Year").

                  4.2.2   Termination upon Disability.  If Executive  becomes
disabled, Executive shall continue to receive all of his Compensation and
Benefits in accordance with Section 3 hereunder. Any amounts due to Executive under this Section 4.2.2 shall be reduced, dollar-for-dollar, by any amounts received by Executive under any disability insurance policy or plan provided to
Executive by the Company. "Onset of Disability" means the first day on which
Executive shall be unable to attend to the regular affairs of the Company on a full time basis by reason of physical or mental incapacity, sickness or infirmity. If Executive's disability continues for more than 120 days after the
Onset of Disability or for periods aggregating more than 120 days during any twelve month period (in either case, "Fully Disabled"), then the Company shall have the right to terminate Executive's employment upon vote of at least sixty percent (60%) of the Board, excluding Executive, immediately upon Notice of
Termination, and all of Executive's rights to Compensation and Benefits hereunder shall simultaneously terminate, except that Executive shall be entitled to (i) any earned but unpaid portion of his Salary and Benefits up to the Date of Termination and (ii) any approved but unpaid bonus, if any, with respect to the Current Fiscal Year.

                  4.2.3   Termination  by the Company.  At any time during the
Term, the Company may terminate Executive's employment hereunder with or without
Cause (defined below) upon the vote of at least sixty percent (60%) of the
Board, excluding Executive, effective immediately upon Notice of Termination.
For purposes of this Agreement, "Cause" shall mean: (i) Executive's material breach of this Agreement, or (ii) Executive is convicted of a felony or any crime involving fraud, larceny or embezzlement; provided, however, that in the case of conduct described in clause (i) above, such conduct shall not constitute
"Cause" for the purposes of this Section 4.2.3 unless (a) the Board shall have given Executive notice setting forth with specificity (1) the conduct deemed to constitute Cause, (2) reasonable action that would remedy the objectionable conduct, and (3) a reasonable time, not less than five days, within which
Executive may take such remedial action, and (b) Executive shall not have taken such specified remedial action within such specified reasonable time. Subject to
Section 4.2.5 hereof, on termination of this Agreement pursuant to this Section
4.2.3, all of Executive's right to Compensation and Benefits shall automatically terminate as of the Date of Termination except with respect to any earned but unpaid portion of his Salary and Benefits to the Date of Termination.

                  4.2.4   Termination For Good Reason. Executive may terminate
his employment hereunder for Good Reason. For purposes of this Agreement, "Good
Reason" means (i) any change in location of Executive's office that would require Executive to increase his commute by 60 miles or more, (ii) any assignment to Executive of any duties other than those contemplated by, or any limitation of the powers of Executive in any respect not contemplated by Section
1 hereof, (iii) any removal of Executive from or any failure to re-elect
Executive to any of the positions indicated in Section 1 hereof, or (iv) a reduction in Executive's rate of compensation, or a reduction in Executive's fringe benefits or any other change in Executive's duties as set out in Section
1 hereof.

                  4.2.5   Compensation Upon Without Cause or Good Reason
Termination. If the Company terminates Executive's employment pursuant to
Section 4.2.3 without Cause or, except as provided in Section 4.2.4, Executive terminates his employment for Good Reason, Executive shall be entitled to (i)
continue to receive Executive's then-current Salary for the greater of the period of time remaining under the Term of this Agreement or two years
("Severance Salary") and (ii) any approved but unpaid bonus, if any, with respect to the Current Fiscal Year ("Severance Bonus"). The

Severance Salary and Severance Bonus together shall be referred to as the
"Severance Payments."

            4.3   Procedure Upon Termination. On termination of employment
regardless of the reason, Executive (or his heirs, representatives or estate as the case may be) shall promptly return to the Company all documents (including copies) and other property of the Company, including without limitation, customer lists, manuals, letters, materials, reports, and records in Executive's possession or control no matter from whom or in what manner acquired.

            4.4   Certain Rights. Nothing in this Section 4 is intended to
preclude Executive from receiving: (i) any vested or accrued benefits under any
Generally Available Benefits which are to be continued or paid after the Date of
Termination in accordance with the terms of the corresponding plans for such
Generally Available Benefits; and (ii) any indemnification provided to Executive by law or by the Company's organizational documents in Executive's capacity as an officer or director of the Company to the extent Executive is otherwise entitled to receive such indemnification under law or the Company's organizational documents.

      5.    Covenants.

            5.1   Noncompetition and Nonsolicitation. During the period of
Executive's employment with the Company and for the Covenant Period (defined below) Executive shall not, except with the Company's express prior written consent (which consent must be authorized by the Board), directly or indirectly, in any capacity, perform services for Executive's benefit or the benefit of any
Person:

                  (a)     directly or indirectly (for his own account or for the
benefit of any person), as proprietor, partner, member, owner, shareholder, director, officer, executive, employee, agent, creditor, consultant, joint venturer, investor or in any other capacity or manner whatsoever, solicit, divert, accept business from (within the scope of the Restricted Business
(defined below)) or otherwise take away, interfere or communicate in any manner that interferes with such Persons relationship with the Company, or its subsidiaries, who or which within the past year has been a customer, prospective customer, agent or vendor of any of the Company, or its subsidiaries or solicit the employment of any person employed by, or a consultant or independent contractor for, any of the Company, or its affiliates; or

                  (b)     own, manage, operate, control, or participate in the
ownership, management or control of, or engage in or offer to engage in, directly or

indirectly (for his own account or for the benefit of any Person), a Restricted
Business (as defined below) as proprietor, partner, member, owner, shareholder
(other than ownership of not more than 2% of any class of securities of a publicly traded entity which engages in a Restricted Business, provided such
Shareholder does not participate in the management, operation or control of such entity), director, officer, executive, employee, agent, creditor, consultant, joint venturer, investor or in any other capacity or manner whatsoever.

            The "Covenant Period" means a period beginning on the date hereof and ending on the date that is two years after the Date of Termination of
Executive's Employment Agreement.

            The "Restricted Business" means temporary staffing and workforce management business, as such business exists now or at any time at or prior to
Executive's Date of Termination, and including new areas of business that the
Company will have entered into after the date hereof and prior to the
Executive's Date of Termination..

            5.2   Scope. If any portion of any covenant in this Section 5 or its application is construed to be invalid, illegal or unenforceable, then the other portions and their application shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or similar factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

      6.    Prior Agreements. Executive represents to the Company (i) that there are no restrictions, agreements or understandings whatsoever to which Executive is a party which would prevent or make unlawful Executive's execution of this
Agreement or Executive's employment hereunder, (ii) that Executive's execution of this Agreement and Executive's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written to which
Executive is a party or by which Executive is bound, (iii) that Executive is free and able to execute this Agreement and to enter into employment with the
Company and (iv) this Agreement is a valid and binding obligation of Executive, enforceable in accordance with its terms.

      7.    Miscellaneous.

            7.1   Notices. All notices, requests, demands, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if and when (i) delivered personally,

(ii) mailed by first class certified mail, return receipt requested, postage prepaid, or (iii) sent by a nationally recognized overnight courier service, postage or delivery charges prepaid, to the parties at their respective addresses set forth on the first page of this Agreement or to such other addresses of which the parties may give notice in accordance with this Section
7.1.

            7.2   Entire Understanding; Modification. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous, written, oral, expressed or implied, communications, agreements and understandings with respect to the subject matter hereof. This Agreement shall not be amended, modified, supplemented or terminated except in writing signed by both parties. No action taken by the Company hereunder, including without limitation, any waiver, consent or approval, shall be effective unless authorized by the Company's
Board.

            7.3   Parties in Interest. This Agreement shall inure to the benefit of, bind and be enforceable by Executive and his heirs, personal representatives, estate and beneficiaries, and the Company and its successors and assigns. This Agreement is a personal employment contract of the Company, for Executive's personal services, and Executive's rights and duties hereunder shall not be assignable or delegable by Executive. The Company may assign its rights and duties hereunder provided that the assignee is the successor, by operation of law or otherwise, to any or all of the Company's Businesses, and the nature of Executive's duties hereunder do not change in any material respect.

            7.4   Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

            7.5   Counterparts. This Agreement may be fully executed in any
number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.

            7.6   Section Headings; References. Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall neither constitute a part of this Agreement nor affect its construction, interpretation, meaning or effect. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.

            7.7   Waivers. Neither the failure nor delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall the single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            7.8   Legal Fees. The Company agrees to reimburse Executive for his legal fees and expenses incurred in the preparation and negotiation of this
Agreement.

            7.9   Controlling Law. This agreement is made under, and shall be governed by, construed and enforced in accordance with, the substantive laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely therein without giving effect to principles of conflicts of laws.

            7.10  EXCLUSIVE JURISDICTION. IN ANY ACTION OR PROCEEDING BETWEEN
THE PARTIES HERETO, EXECUTIVE AND THE COMPANY IRREVOCABLY CONSENT AND AGREE TO
THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN
PENNSYLVANIA; AND SERVICE OF PROCESS BY HAND DELIVERY OR BY CERTIFIED MAIL, TO
THE ADDRESSES SET FORTH ABOVE FOR EACH PARTY.

            7.11  Survival. Sections 4.2.5, 4.3, 4.4, 5 and 7 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Term.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

                                      CLEARPOINT BUSINESS RESOURCES, INC.

                                      By:_______________________________________
                                         Name:
                                         Title:

                                      EXECUTIVE

                                      __________________________________________
                                      Michael D. Traina